Exhibit 99.1

STATE OF MICHIGAN

IN THE CIRCUIT COURT FOR OAKLAND COUNTY

In the Matter of Handleman Company		Case No.	–CZ

Petitioner.		Hon.
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Lara Fetsco Phillip (P67353)

Andrew J. Lievense (P68925)

HONIGMAN MILLER SCHWARTZ & COHN LLP

Attorneys for Petitioners

2290 First National Building

660 Woodward Avenue

Detroit, Michigan 48226

(313) 465-7518

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ORDER OF LIMITED SUPERVISION OVER POST-DISSOLUTION

LIQUIDATION OF HANDLEMAN COMPANY AND DECLARING

SHARES IN HANDLEMAN COMPANY NON-TRANSFERABLE POST-DISSOLUTION

At a session of said

Court, held in the City of Pontiac,

County of Oakland, State of Michigan

on MAY 20, 2009,

Present: Hon: RUDY J. NICHOLS

Petitioner Handleman Company (“Handleman”) having filed a Petition for a Court Order of Limited Supervision over Post-Dissolution Liquidation of Handleman Company and Declaring Shares In Handleman Company Non-Transferable Post-Dissolution (“Petition”); Handleman having filed a motion seeking the same relief (“Motion”); the Court having read the Petition and Motion; the Court having held a hearing on the Petition and Motion; and the Court being otherwise fully advised in the premises;

This Court finding that the declaration that shares of Handleman’s stock share be non-transferable is in the best interest of the creditors and shareholders of Handleman;

IT IS HEREBY ORDERED that the Court shall exercise limited supervision over the liquidation of Handleman Company for the purpose of declaring shares in Handleman non-transferable post-dissolution.

IT IS FURTHER ORDERED that shares in Handleman shall become non-transferable 30 days after a Form 8-K has been filed notifying the Securities and Exchange Commission and shareholders that this Order has been entered.

This ORDER resolves the last pending claim and closes this case.	RUDY J. NICHOLS
Oakland County Circuit Court Judge

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